EXHIBIT 10.1

FIRST AMENDMENT
TO
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into effective as of the 4th day of December, 2014, by and between SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, LP, a Texas limited partnership (“Seller”), and GAHC3 SOUTHLAKE TX HOSPITAL, LLC, a Delaware limited liability company (“Buyer”).
RECITALS:
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated November 18, 2014 (the “Contract”), involving certain real property located at 421 E. State Highway 114, Southlake, Tarrant County, Texas 76092, and being more particularly described in the Contract.
B.    Buyer and Seller desire to amend the Contract in certain respects, as set forth below.
C.    All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Contract.
AGREEMENTS:
FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Buyer and Seller hereby agree as follows:
1.    Disbursement of Holdback Funds. Section 13(b) of the Contract is hereby amended and restated in its entirety to read as follows:
(b)    Disbursement of Holdback Funds.
(i)    Subject to the terms of Section 13(b)(iii), fifty percent (50%) of the Holdback Funds shall be released by Escrow Holder to Seller at such time as (x) the Coverage Ratio for any Test Period following the Close of Escrow is at least 2.0:1 (the “Initial Qualifying Test Period”), and (y) Buyer delivers to Escrow Holder written confirmation that fifty percent (50%) of the Holdback Funds are to be released to Seller. Following the occurrence of the Initial Qualifying Test Period and the release of fifty percent (50%) of the Holdback Funds, and subject to the terms of Section 13(b)(iii), the remaining balance of the Holdback Funds shall be released by Escrow Holder to Seller at such time as (A) the Coverage Ratio for any Test Period following the Initial Qualifying Test Period (the “Second Qualifying Test Period”) is at least 2.0:1, (B) Seller has satisfied the Physician Lease Guarantee Condition (as defined below), and (C) Buyer delivers to Escrow Holder written confirmation that fifty percent (50%) of the Holdback Funds are to be released to Seller. Escrow Holder shall not release any portion of the Holdback Funds until it has received written confirmation from Buyer that Seller is entitled to receive such portion of the Holdback Funds pursuant to the terms of this Section 13(b)(i).
(ii)    Promptly following Buyer’s receipt of Seller’s written request, which shall not be made more frequently than quarterly, Buyer shall deliver to Seller the Buyer’s calculation of the Coverage Ratio for the Test Period(s) covered by Seller’s written request. If (x) Buyer’s calculation of the Coverage Ratio for any Test Period following the Close of Escrow is at least 2.0:1 and (y) with respect to the Second Qualifying Test Period only, Seller has satisfied the Physician Lease Guarantee Condition, then Buyer shall deliver confirmation of same to Seller and Escrow Holder and Escrow Holder thereafter shall release the relevant portion of the Holdback Funds directly to Seller upon Seller’s demand, without the necessity of the execution of any further instructions by either Buyer or Seller. If Buyer’s calculation of the Coverage Ratio for any Test Period following the Close of Escrow is less than 2.0:1, Seller shall have a period of ten (10) business days following receipt of Buyer’s calculation of the Coverage Ratio for such Test Period(s) within which to submit the determination of the calculation of the Coverage Ratio for such Test Period(s) to binding arbitration by delivering written notice of such election to Buyer prior to the expiration of such ten (10) business day period. If Seller timely elects to submit the determination of the Coverage Ratio to binding arbitration, then (A) the Holdback Funds shall be retained in Escrow and (B) the parties shall utilize the process set forth in Schedule 13 to determine the Coverage Ratio for the applicable Test Period(s). If (X) pursuant to Schedule 13 it is determined that the Coverage Ratio was at least 2.0:1 for the applicable Test Period(s) and (Y) with respect to the Second Qualifying Test Period only, Seller has satisfied the Physician Lease Guarantee Condition, then Buyer shall send written confirmation of same to Escrow Holder and instruct Escrow Holder to release the applicable portion of the Holdback Funds to Seller. If pursuant to Schedule 13 it is determined that the Coverage Ratio was less than 2.0:1 for the applicable period, then the Holdback Funds shall be retained in Escrow and thereafter disbursed pursuant to this Section 13(b).
(iii)    Notwithstanding the terms of Sections 13(b)(i) and (ii), if as of and on the Escrow Release Date, (x) any portion of the Holdback Funds have not been released to Seller by the Escrow Release Date, (y) the parties are not then in the process of utilizing Schedule 13 to determine the Coverage Ratio for any Test Period that ended on or prior to the Escrow Release Date, and (z) with respect to the Second Qualifying Test Period only, Seller has not then satisfied the Physician Lease Guarantee Condition, then upon Buyer’s written demand therefor to Escrow Holder and Seller, Escrow Holder shall release the Holdback Funds or the portion thereof still held by Escrow Holder to Buyer. Notwithstanding anything herein to the contrary, however, if as of and on the Escrow Release Date, the parties are in the process of utilizing Schedule 13 to determine the Coverage Ratio for any Test Period that ended on or prior to the Escrow Release Date, then Escrow Holder shall continue to hold the Holdback Funds then in its possession until such time as it receives from Buyer confirmation that Seller is entitled to receive the Holdback Funds (or any portion thereof) pursuant to the terms of this Section 13.
2.    Defined Terms. Section 13(d) of the Contract is hereby amended to insert the following definitions and the end thereof:
(xi)    “Physician Investor(s)” shall mean each owner of “Class A Units” of membership interest in Hospital Tenant as of the Close of Escrow.
(xii)    “Physician Investor Guarantee(s)” shall mean the Limited Lease Guaranty agreement in favor of Hospital Tenant in substantially the form attached to the

Hospital Lease as Exhibit D, whereby each Physician Investor guarantees such obligations as are selected by Hospital Tenant and listed on Schedule A thereto.
(xiii)    “Physician Lease Guarantee Affirmation(s)” shall mean an amendment to, or other affirmation or re-certification of, a Physician Investor Guarantee, pursuant to which the obligated Physician Investor (a) ratifies and confirms such Physician Investor’s obligations under the Physician Lease Guaranty, (b) agrees that the Hospital Lease shall be listed on Schedule A to such Physician Investor Guarantee, and (c) confirms the maximum liability amount of such Physician Investor under such Physician Investor Guaranty and agrees that such amount shall be listed on Schedule B to such Physician Investor Guarantee.
(xiv)    “Physician Lease Guarantee Condition” shall mean that Seller has delivered or caused Hospital Tenant to deliver to Buyer Physician Lease Guarantee Affirmations from Physician Investors representing not less than forty percent (40%) of the aggregate maximum liability amount of all Physician Investor Guarantees. For the avoidance of doubt, Seller and Buyer stipulate and agree that the aggregate maximum liability amount of all Physician Investor Guarantees is $24,806,250.
3.    Counterparts; Delivery. This Amendment may be executed (a) by facsimile transmission or other electronic means, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument. Executed copies of this Amendment may be delivered by facsimile or email (in PDF format), and the same shall have the same validity as if they were delivered in person.
4.    No Further Changes. Except as expressly amended hereby, all other terms and conditions of the Contract are and shall remain in full force and effect.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment effective as of the day and year first written above.

SELLER:

SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, LP,
a Texas Limited Partnership

By: Southlake Texas Medical Devemopment GP, LLC,
a Texas limited liability company,
its general partner

By: /s/ Jim Williams, Jr.
Jim Williams, Jr.
Manager

By: /s/ Derrick N. Evers
Derrick N. Evers
Manager

BUYER:

GAHC3 SOUTHLAKE TX HOSPITAL, LLC,
a Delaware limited liability company

By: GRIFFIN-AMERICNA HEALTHCARE REIT III HOLDINGS, LP,
a Delaware limited partnership,
Its Sole Member,

By: GRIFFIN-AMERICNA HEALTHCARE REIT III, INC.,
a Maryland corporation,
Its General Partner,

By: /s/ Danny Prosky
Name: Danny Prosky
Title: President and Chief Operating Officer

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